CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): April 30, 2012

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01 Other Events

 As previously disclosed in our recent filings, Radient Pharmaceuticals Corporation (the “Company”) has been experiencing severe working capital shortages. In addition, substantially all of the holders of approximately $14.0 million of our notes and redeemable preferred shares (the “2011 Noteholders”) have declared defaults and demanded repayment of these obligations. Unfortunately, our attempts to raise additional funds to resolve our capital shortages and cure defaults in payment and performance of our obligations have been unsuccessful to date. Although we are seeking to resolve the default and/or establish a new plan to revitalize the Company, to date, the 2011 Noteholders have neither rescinded nor waived such defaults and we remain unable to pay the obligations owed to them and other creditors.

As a result of our working capital deficiencies, we have recently laid off a substantial portion of our work force and are currently operating on a minimal basis with only 2 employees and three former employee consultants. The current focus of our operations is to ensure that our existing Onko-Sure® customers and any future customers are able to place orders and receive kits on a timely basis. We have an Onko-Sure® production continuity arrangement in place with one vendor. At the current time, the Company believes that it does not require any additional staff to perform this limited manufacturing, quality control and selling process.

In addition to our inability to pay our existing obligations, we are also unable to pay our auditors and therefore cannot file our Annual Report on Form 10-K for the year ended December 31, 2011, which was due by April 16, 2012 until we pay them. We may also be unable to file our Quarterly Report on Form 10-Q for the quarter ended March 30, 2012, which is due by May 21, 2012, if our auditors are not paid before such date. Until the 10-K, and 10-Q, are filed with the SEC, shareholders will not be able to sell their shares in our Company pursuant to Rule 144 under the Securities Act of 1933, as amended.

The committee of our three independent directors continues to assess whether the Company has any other options to remain in business. Although our remaining sales team continues to work towards completing pending and future sales of our Onko-Sure ® test kit, if these sales are not completed and we do not otherwise raise additional funds in the immediate future, it is likely that we will be forced to cease all operations and might seek protection from our creditors under the United States bankruptcy laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Name: Douglas MacLellan
Title: Chief Executive Officer

Dated: April 30, 2012